Exhibit 99.1

lOYALTY VENTURES INC.

2021 Omnibus Incentive Plan

1.             Purpose. The purpose of this 2021 Omnibus Incentive Plan (the “Plan”) of Loyalty Ventures Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors, and consultants of and service providers to, the Company and its Affiliates, and to enable such individuals to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such individuals and the Company’s stockholders.

2.             Definitions. For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)            “Affiliate” means any entity that either has a direct or indirect equity interest in the Company or with respect to which the Company holds an equity interest; provided that, with respect to Incentive Stock Options, the term shall only mean a Parent Corporation or Subsidiary (as defined herein); and provided that, with respect to Nonqualified Stock Options and SARs, the term shall only mean a direct or indirect subsidiary in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another entity in the chain, where “controlling interest” means ownership of at least 50% of (i) the total combined voting power or the total value of all stock of a corporation or (ii) the profits interest or capital interest of a partnership or limited liability company.

(b)           “Appreciation Value” means the appreciation in the Fair Market Value of one share of Stock which shall be measured by determining the amount equal to the Fair Market Value of one share of Stock on the exercise date minus the per share exercise price of the SAR being exercised.

(c)           “Award” means individually or collectively, a grant under the plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units, Performance Share Awards, Cash Incentive Awards, Deferred Stock Units, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

(d)           “Award Agreement” means to the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Shares, units or cash subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable, or payable and the term of the Award. An Award Agreement may also set forth the effect on an Award of a termination of employment or other service. An Award Agreement may be either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan and need not be identical. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreements. The Company may deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).

(e)           “Beneficiary” means the individual, individuals, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the individual, individuals, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cash-Based Awards” means an Award granted pursuant to Section 6(g).

(h)           “Cash Incentive Award” means an Award granted to a key executive pursuant to Section 6(f).

(i)            “Cause” means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it means a Participant’s (i) material breach of any of such Participant’s covenants or obligations under any applicable employment agreement, agreement for services, non-compete agreement, non-solicitation agreement or confidentiality agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to perform assigned job responsibilities or to follow the reasonable instructions of such Participant’s superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the law; or (iv) material violation of any law or regulation or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

(j)            “Change in Control” means one of the following events:

(i)                        the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly-owned subsidiary of the Company), cash, or other property, other than a merger, consolidation or other reorganization that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other reorganization;

(ii)                       the sale, lease or exchange of all or substantially all of the assets of the Company to any other Person;

(iii)                      the consummation of a plan of complete liquidation and dissolution of the Company;

(iv)                     the acquisition by any Person of beneficial ownership, within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, of more than 20% (based on voting power) of the Company’s outstanding capital stock; or

(v)                      during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any individual other than the Board shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company or a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a “change in control event” within the meaning of Section 409A of the Code; provided, however, that if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.

(k)           “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(l)            “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a “Section 16 Committee”) shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3 or shall constitute the entire Board; provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee), and to the extent that the Company is required to comply with the Nasdaq Global Stock Market (“Nasdaq”) requirements for listed companies, the Committee shall also be composed entirely of “independent directors” as required by Nasdaq.

(m)           “Deferred Stock Units” means a deferred stock unit Award that represents an unfunded and unsecured promise to deliver shares in accordance with the terms of the applicable Award Agreement.

(n)           “Disability” means: (i) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of “Disability,” the definition therein contained; or (ii) the term “Disability” as used in any applicable long-term disability plan, if any; or (iii) if there is no such agreement or plan, it means a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(o)           “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit to the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)           “Effective Date” has the meaning set forth in Section 8(k).

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(r)            “Fair Market Value” means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the methods to determine value may range from but not limited to, closing share price on the last trading day prior to grant, average of the high and low price per share of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee), average daily share price, or volume weighted average share price; provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall be determined on the next available trading day, and further provided that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, or in the event of a Change in Control, the Fair Market Value of such Stock or other property shall be determined through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date that is consistent with the requirements of Code Section 409A, including, at the election of the Committee, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, the date of grant of an Option) and such determination will be conclusive and binding on all Persons. The chosen Fair Market Value method for a particular grant will be defined and specified in the applicable Award Agreement.

(s)            “Good Reason” means, if the Participant is a party to an employment agreement or offer letter or any other individual agreement with the Company or an Affiliate, including but not limited to a severance protection agreement, and such agreement provides for a definition of Good Reason, the definition therein contained. If no such agreement or definition exists, it means the initial existence of any of the following conditions, in each case without the Participant’s consent: (i) material diminution of the Participant’s responsibilities, authorities or duties; (ii) a material diminution in the Participant’s total salary; or (iii) the Company’s requiring the Participant to be based anywhere other than within 75 miles of the Participant’s place of employment or other service at the time of the occurrence of a Change in Control, except for reasonably required travel to the extent substantially consistent with the Participant’s business travel obligations as in existence at the time of the Change in Control. Notwithstanding the foregoing, a condition will constitute Good Reason only if the Participant has provided written notice to the Company of the existence of the condition within 90 days following the initial existence of the condition and the Company fails to remedy the condition on or before the 30th day following its receipt such notice from the Participant.

(t)            “Incentive Stock Option” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(u)           “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(v)           “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)          “Other Stock-Based Award” means an equity based or equity related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Section 6(h).

(x)            “Parent Corporation” means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

(y)           “Participant” means an individual who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(z)            “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

(aa)          “Performance Period” means the one or more periods of time not less than one year nor more than five years in duration, as the Committee may specify, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Incentive Award.

(bb)         “Performance Share” means the grant of a right to receive a number of actual shares of Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

(cc)          “Performance Award” means an Award granted pursuant to Section 6(f) hereof.

(dd)         “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, including two or more persons acting as a syndicate or other group as modified and used in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ee)          “Restricted Stock” means an Award of Stock subject to forfeiture if the restrictions with respect to such Stock do not lapse.

(ff)           “Restricted Stock Unit” means a right to receive one share of Stock, or its cash value, subject to vesting conditions, the terms of the Plan and the applicable Agreement.

(gg)         “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(hh)         “SAR” or “Stock Appreciation Right” means a right to receive the Appreciation Value of one share of Stock.

(ii)            “Stock” means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.

(jj)            “Subsidiary” means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

(kk)         “Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent Corporation or Subsidiary.

3.             Administration.

(a)            Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                        to select individuals to whom Awards may be granted;

(ii)                     to determine the type or types of Awards to be granted to each such individual;

(iii)                    to determine the number of Awards to be granted, the number or value of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, performance conditions relating to an Award and waivers and modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                    to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period or Periods and the number of Performance Shares earned by a Participant;

(v)                     to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in Stock, cash, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(vi)                    to prescribe the form of each Agreement, which need not be identical for each Participant;

(vii)                   to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii)                  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Agreement or other instrument hereunder; and

(ix)                    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)           Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, any of its subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(g)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law. Notwithstanding the foregoing, the Board may delegate, by a resolution adopted by the Board, authority to one or more officers of the Company to do one or both of the following: (i) designate the officers and employees of the Company or any of its Subsidiaries who shall be granted Awards under the Plan, and (ii) determine the number of shares subject to the Awards to be granted to such officers and employees; provided, however, that said Board resolution shall specify the total number of shares or total value of shares that may be subject to Awards that shall be granted by such officer or officers, shall include the terms of the Awards, and shall specify either the exercise or purchase price of the Options or Restricted Stock, as the case may be, or the formula for determining such exercise or purchase price. The Board may not authorize any officer to designate himself or herself as a recipient of any Award hereunder. Further, the Committee may authorize the outsourcing of nondiscretionary administrative functions to a third party provider.

(c)            Limitation of Liability. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.             Stock Subject to Plan.

(a)            Amount of Stock Reserved. Subject to Section 4(d) and the following provision regarding the Evergreen Increase, the maximum number of shares of Stock that may be made the subject of all Awards granted under the Plan is 1,225,000 (the “Share Reserve”). The Share Reserve will automatically increase on February 1st of each calendar year, for a period of not more than ten (10) years, beginning on February 1, 2022 and ending on (and including) February 1, 2031 (each an “Evergreen Date”) in an amount equal to three percent (3%) of the total number of shares of Stock outstanding on the date immediately preceding the Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Stock or out of shares of Stock reacquired by the Company in any manner, or partly out of each, such number of shares of Stock as shall be determined by the Board. Any Award that is settled by the terms of the Plan or the terms of such Award in cash or other property that is not Stock shall not reduce or otherwise count against the number of shares of Stock available for Awards under the Plan, or such other limitations provided for in this Section 4(a).

(b)           Annual Director Limit. The maximum number of shares of Stock subject to Awards granted during a single calendar year to any member of the Board in his or her capacity as a director, together with any cash fees paid to such member of the Board during the calendar year in such capacity, shall not exceed a total value of $1,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the calendar year in which it was first earned, and not when paid or settled if later.

(c)            Share Counting. In connection with the grant of an Award, the maximum number of shares of Stock available for grant shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated; provided however that in the case of an Award that provides for a range of potential payouts of shares of Stock the Committee shall determine the extent to which the maximum number of shares of Stock available for grant has been reduced in respect of such an Award. Any shares of Stock related to an outstanding Award or portion thereof that terminates by expiration, cancellation, forfeiture or otherwise without the issuance of the shares of Stock shall be available again for grant under the Plan. Notwithstanding anything herein to the contrary, shares of Stock used or withheld to pay the exercise price or tax obligations of a Participant, or shares not issued in connection with settlement of an Option or SAR or underlying any Award that is settled in cash in lieu of shares of Stock, will not be available again for grant under the Plan.

(d)           Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for Incentive Stock Options and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(a), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and, (v) the exercise price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(d) with respect to Incentive Stock Options to the extent that such authority would cause any Award to fail to comply with Section 422 of the Code. Any adjustment to such Awards shall be made in compliance with Section 409A of the Code and Treasury Regulation section 1.409A-1(b)(5)(iii)(E)(4), as applicable.

(e)            No Restrictions on Adjustments. The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Stock or of Options, warrants or rights to purchase Stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.             Eligibility. Officers, employees, consultants and directors of the Company and its Affiliates are eligible to be granted Awards under the Plan; however, only employees of the Company and its Parent Corporation and its Subsidiaries are eligible to receive Incentive Stock Options.

6.             Specific Terms of Awards.

(a)           General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or other service of the Participant.

(b)           Options. The Committee is authorized to grant Options on the following terms and conditions:

(i)                        Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and further provided that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder. Notwithstanding the foregoing, an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.

(ii)                       Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may be based on performance or other criteria), provided that no Option (other than an Option granted in substitution for another stock option under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Option to be exercised prior to 12 months from the date of grant. The exercise price of Stock acquired pursuant to the exercise of an Option shall be paid either: (1) through a “cashless exercise” procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; (2) in cash at the time of purchase if permitted by the Committee; or (3) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii)         Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the date of the Plan’s adoption by the Board (or March 10, 2030). An Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). An Option shall be treated as an Incentive Stock Option only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all Incentive Stock Options held by a Participant (under the Plan and all other plans of the Company, its Parent Corporation or Subsidiary) become exercisable for the first time during any calendar year does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an Incentive Stock Option. Should any Incentive Stock Option remain exercisable more than three months after employment terminates for any reason other than Disability or death, or more than one year after employment terminates if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option; provided, however, that if the Disability causing a Participant’s termination of employment does not fit within the definition of “disability” under Section 422(c)(6) of the Code, the Option shall convert into a Nonqualified Stock Option three months after termination of employment although it will remain outstanding for one year after termination of employment. The Company shall have no liability in the event it is determined that any Option intended to be an Incentive Stock Option fails to qualify as such, whether such failure is a result of the Participant’s disposition of shares purchased under the Option prior to the later of two years from the date of grant of the Option or one year from the date of transfer of the purchased shares to the Participant, the terms of this Plan or any governing Agreement or any other action or inaction by the Company or any Participant.

(c)               Stock Appreciation Rights. The Committee is authorized to grant SARs on the following terms and conditions:

(i)            Exercise Price. The exercise price per share of Stock purchasable under a SAR shall be determined by the Committee, but in no event shall a SAR be granted at an exercise price of at least Fair Market Value of a share of Stock on the date of grant of such SAR. Notwithstanding the foregoing, a SAR granted under an assumption or substitution for another SAR in a manner satisfying the provisions of Section 424(a) of the Code, as if the SAR was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the date of grant.

(ii)          Time and Method of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part (which may be based on performance or other criteria), provided that no SAR (other than a SAR granted in substitution for another SAR under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the SAR to be exercised prior to 12 months from the date of grant. The full or partial exercise of an Award of SARs shall be made by a written notice delivered in person or by mail or telecopy to the Secretary of the Company at the Company’s principal executive office, or through such other notification method that the Committee may adopt including but not limited to electronic methods, specifying the number of SARs with respect to which the Award is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the SARs being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

(iii)          Amount Payable. Upon the exercise of SARs, the Participant shall be entitled to receive a value paid in cash or a number of shares (as specified in the Award), which shall be determined by multiplying (A) the Appreciation Value by (B) the number of SARs being exercised, minus the value withheld for payment of taxes pursuant to Section 8(d). Notwithstanding the foregoing, the Committee may limit in any manner the number of shares that may be delivered with respect to any Award of SARs by including such a limit in the Award Agreement evidencing SARs at the time of grant.

(d)              Restricted Stock. The Committee is authorized to grant Restricted Stock on the following terms and conditions, including those with respect to which the restrictions lapse upon the achievement of Performance Goals:

(i)            Grants and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including upon the achievement of Performance Goals), in such installments, or otherwise, as the Committee may determine; provided that the Committee shall determine the time or times at which restrictions will lapse, in whole or in part, provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse prior to 12 months from the date of grant. A Participant granted Restricted Stock or Performance Shares shall have such stockholder rights as may be set forth in the applicable Agreement, including, for example, the right to vote the Restricted Stock or Performance Shares.

(ii)           Forfeiture. Upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and shall become available for grant again by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from death or Disability.

(iii)          Evidence for Stock. Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronic book entry form.

(iv)         Dividends. Any dividends that may be paid on Restricted Stock shall be withheld by the Company for the Participant’s account, subject to such terms as the Committee may determine. Dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if any) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share or, if such share of Restricted Stock is forfeited, such dividends shall be forfeited and the Participant shall have no right thereto. Subject to Section 409A of the Code, the payment of such dividends may be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee may determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)               Restricted Stock Units.

(i)           Grant. The Committee may grant Awards of Restricted Stock Units to Participants, each of which shall be evidenced by an Award Agreement between the Company and the Participant. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, subject to the terms and provisions set forth below in this Section 6(e).

(ii)          Rights of Grantees. Until all restrictions upon Restricted Stock Units awarded to a Participants shall have lapsed in the manner set forth in Section 6(e), the Participant shall not be a stockholder of the Company, nor have any of the rights or privileges of a stockholder of the Company, including, without limitation, rights to receive dividends and voting rights with respect to the Restricted Stock Units. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (A) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date. Such cash amounts or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

(iii)         Restricted Stock Unit Account. The Company or its third party administrator shall establish and maintain a separate account (“Restricted Stock Unit Account”) for each Participant who has received a grant of Restricted Stock Units, and such account shall be credited for the number of Restricted Stock Units granted to such Participant.

(iv)         Vesting. Restricted Stock Units awarded hereunder shall vest at such time or times and on such terms and conditions (including on the achievement of Performance Goals) as the Committee may determine, provided that no Award may be granted with a vesting provision that permits any portion of the Award (other than an Award granted in substitution for another award under Section 6(i) hereof) to vest prior to 12 months from the date of grant. The Award Agreement evidencing the Award of Restricted Stock Units shall set forth any such terms and conditions.

(v)          Payment or Delivery of Cash or Stock. As soon as practicable after each vesting date of an Award of Restricted Stock Units, but in any event no later than the 15th day of the third calendar month following the month in which the vesting date occurs, payment shall be made in cash or in Stock (as specified in the Award and based upon the Fair Market Value of the Stock on the day all restrictions lapse). Any payment made in Stock shall be delivered electronically. Any number of shares delivered hereunder shall be net of the number of shares withheld pursuant to Section 8(d), and any cash payment delivered hereunder shall be net of cash withheld pursuant to Section 8(d), if applicable.

(f)               Performance Awards and Cash Incentive Awards. The Committee may, in its discretion, grant Performance Shares or Cash Incentive Awards to Participants as may be selected by the Committee. Each Performance Award shall be evidenced by an Award Agreement, and shall be subject to the conditions set forth in this Section 6(f), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(i)            The Committee shall have the discretion to determine: (A) the number of shares of Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (B) the maximum monetary amount subject to a Cash Incentive Award granted to any Participant; (C) the Performance Period applicable to any Performance Award; (D) the conditions that must be satisfied for a Participant to earn a Performance Award; and (E) any other terms, conditions and restrictions of the Performance Award.

(ii)           The number of Performance Shares or the dollar amount of cash, as applicable, earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

(g)              Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible individuals in such amounts and upon such terms as the Committee shall determine, provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant. Any Cash-Based Award may be granted as a Cash Incentive Award pursuant to Section 6(f) hereof.

(i)           Value. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

(ii)          Method of Payment. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award in cash.

(iii)         Termination of Employment or Other Service. The Committee shall determine the extent to which a Participant’s rights with respect to Cash-Based Awards shall be affected by the Participant’s termination of employment or other service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

(h)              Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole authority to grant to Participants other equity-based or equity-related Awards (including but not limited to Deferred Stock Units and fully-vested Shares) in amounts subject to such terms and conditions as the Committee shall determine, including but not limited to, at the Committee’s discretion, Dividend Equivalent Rights, provided that such Awards comply with applicable laws; provided that no Award (other than an Award granted in substitution for another award under Section 6(i) hereof) may be granted with a vesting provision that permits any portion of the Award to be vested prior to 12 months from the date of grant.

(i)            Method of Payment. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

(ii)           Termination of Employment or Other Service. The Committee shall determine the extent to which a Participant’s rights with respect to Other Stock-Based Awards shall be affected by the Participant’s termination of employment or other service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

(i)                Awards in Substitution for Awards Granted by Other Corporations. Options and other Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of corporations who become employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary. Notwithstanding anything in this Plan to the contrary, no Option or SAR granted in substitution for another stock option or SAR under this Section 6(i) may be granted with a vesting provision that permits any portion of the Option or SAR to become exercisable earlier than provided for under the original stock option or SAR, and no other Award granted in substitution for another award under this Section 6(i) may be granted with a vesting provision that permits the restrictions on any portion of the Award to lapse or the award to otherwise vest earlier than provided for under the original award.

7.                  Certain Provisions Applicable to All Awards

(a)               Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of its grant or, in the case of any Incentive Stock Option granted to a Ten-Percent Stockholder, five years.

(b)               Change in Control.

(i)            General. In connection with a Change in Control, the Committee may, to the extent permitted by applicable law, but otherwise in in its sole discretion, provide for: (1) the waiver of performance conditions, acceleration of vesting or lapse of restrictions with respect to any or all Awards granted hereunder; (2) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (3) the assumption of the Plan and the outstanding Awards by the surviving entity or its parent; (4) the substitution by the surviving entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 4(d); (5) the cancellation of the outstanding Awards in consideration for a payment (in the form of securities or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or SAR, the difference between the Fair Market Value and the Exercise Price for all shares of Stock subject to exercise (i.e., to the extent vested) under any outstanding Option or SAR; or (6) the cancellation of the outstanding Awards without payment of any consideration therefor. In the event of any such cancellation, if the exercise price of an Option or SAR is less than the Fair Market Value of the shares covered by such Option or SAR (the “Spread”), the Committee must provide either that (A) any such cancelled Option or SAR shall be deemed automatically exercised or (B) the affected Participants shall receive cash, property, shares or a combination thereof, in an amount equal to the value of the Spread. Notwithstanding any other provision of the Plan or any Award Agreement, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant under any outstanding Award, and no Participant consent shall be required with respect to the cancellation of any Award under this provision including but not limited to Awards that qualify as Incentive Stock Options. The settlement and payment of an Award (other than an Option or SAR) under this Section 7(b)(i) shall be made within 30 days following the occurrence of a Change in Control (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A). Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(ii)           Termination Following a Change in Control. Notwithstanding anything contained herein to the contrary, and subject to Section 7(b), unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of Performance Goals with respect to the exercisability or settlement of such Award, shall immediately lapse upon a termination of employment or other service by the Company without Cause or by a Participant for Good Reason within twelve months after a Change in Control, and any such Award that is an Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination. The settlement and payment of an Award (other than Options and SARS) under this Section 7(b)(ii) shall be made within 30 days following the occurrence of such termination of employment or other service (except to the extent that settlement and payment of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(c)               Treatment of Award upon Termination of Employment or Other Service.

(i)            Cessation of Vesting. Unless otherwise determined by the Committee at the time of grant or thereafter or as otherwise provided in this Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service will be forfeited upon such termination.

(ii)           Cessation of Exercisability. Except as provided in the Plan or as otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates without Cause, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the exercise period as specified in the Award Agreement, following such termination of employment or other service.

(iii)          Death or Disability. Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant’s employment or other service with the Company and its Affiliates due to death or Disability, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the term of the Option or the last day of the one-year period following such termination of employment or other service.

(iv)          Termination by the Company or an Affiliate for Cause. Upon termination of a Participant’s employment or other service with the Company and its Affiliates due to Cause, both the vested and unvested portions of any outstanding Option or SAR held by such Participant shall immediately be forfeited and no longer be exercisable.

(d)              Clawback.

(i)            Notwithstanding anything in the Plan or any Agreement to the contrary, in the event that a Participant or former Participant breaches any non-solicitation, non-competition or confidentiality agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may, in its sole discretion but acting in good faith, direct the Company to (a) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, or (b) require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.

(ii)           Notwithstanding anything in the Plan or any Agreement to the contrary, if any of the Company’s financial statements are required to be restated due to errors, omissions, fraud, or misconduct, the Committee may, in its sole discretion but acting in good faith, direct the Company to recover all or a portion of any Award or any past or future compensation from any Participant or former Participant with respect to any fiscal year of the Company for which the financial results are negatively affected by such restatement. For purposes of this Subsection 7(d)(ii), errors, omissions, fraud, or misconduct may include but are not limited to circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the U.S. Securities and Exchange Commission. Any recovery of any Award or recovery of any past or future compensation shall be limited solely to Participants or former Participants that the Committee has determined, in its sole discretion, to have had knowledge or that should have had knowledge of such errors, omissions, fraud, or misconduct or the circumstances that gave rise to such restatement and failed to take reasonable steps to bring it to the attention of the appropriate individuals within the Company, or the Participant or former Participant personally and knowingly engaged in practices that materially contributed to the circumstances that gave rise to such restatement.

(iii)          Any repayment obligation required under Section 7(d)(i) or (ii) above may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant or former Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

(e)               Term Extension and Timing of Payment. Notwithstanding Section 7(b)(ii) or any other provision hereunder, once granted, neither the exercise period nor the term of any Award may be extended, if such extension, would cause the Award to be subject to taxes under Section 409A of the Code. In addition, the timing of any payment hereunder shall comply with Section 409A of the Code.

8.                  General Provisions.

(a)              Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock or to make any cash payment in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company.

(b)              Limitations on Transferability. No Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth at the time of grant (but not thereafter), in the Award Agreement evidencing an Award (other than an Incentive Stock Option), that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors. Notwithstanding the foregoing, no Award may be transferable if either the ability to transfer or the transfer itself would cause the Award to be subject to the excise tax under Section 409A of the Code.

(c)               No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other individual the right to be retained in the employ or service of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or other individual’s service at any time.

(d)              Taxes. At such times as a Participant has taxable income in connection with an Award granted hereunder (a “Taxable Event”) and (i) the Award is delivered in cash, the Company will require the withholding of a portion of any cash payment in an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) or (ii) the Award is delivered in shares, the Company may, prior to the issuance or release from escrow of shares, in lieu of a cash payment from the Participant, require the withholding of a portion of the shares then issuable to the Participant having an aggregate Fair Market Value equal to, but not in excess of, the Withholding Taxes.

(e)              Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Agreement relating thereto; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of a Participant with respect to any outstanding Award without the consent of such Participant. Notwithstanding this Section 8(e) or any other provision of the Plan to the contrary, except as otherwise permitted in Section 4(d) of the Plan, unless stockholder approval is obtained (i) no modification or amendment of any outstanding Option or SAR may reduce the exercise price of such Option or SAR; (ii) no Option or SAR may be canceled and replaced with a new Option or SAR at a lower exercise price or another Award or cash if such cancelation and replacement would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a repricing for purposes of such stockholder approval rules. Except with respect to accelerations and cancellations that are effected pursuant to Section 7(b) of the Plan, (A) no Award that is intended to qualify as “performance-based compensation” may be amended or modified if such amendment or modification would cause such Award to lose its qualification as “performance-based compensation,” and (B) no term of any Incentive Stock Option may be changed or modified without the consent of the Participant if such change or modification would cause the Incentive Stock Option to fail to qualify as such. All Options and SARs granted hereunder are prohibited from a cash buyout without stockholder approval, except as otherwise permitted in Section 7(b) in connection with a Change in Control.

(f)               No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)              Unfunded Status of Awards and Section 409A of the Code. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. Notwithstanding any provision of the Plan or Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and could cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain (to the maximum extent practicable) the original intent of the Plan and Award provided, that such reformation complies with any requirements of Section 409A of the Code (including any regulations thereto and any guidance issued by the taxing authorities). No actions taken pursuant to this Section 8(g) shall be subject to a Participant’s consent.

(h)              Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)                No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)                Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)               Effective Date. This Plan was adopted by the Board and the sole stockholder of the Company on November 3, 2021, and effective as of the same date (the “Effective Date”).

(l)                Term of Plan. The Plan shall terminate on the 10th anniversary of the Effective Date and no Award may be granted thereafter (and no Incentive Stock Option may be granted after the 10th anniversary of the Plan’s adoption by the Board); provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall: (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Stock which he or she may have acquired through or as a result of the Plan.

(m)             Electronic Transmission. Notwithstanding any provision of this Plan to the contrary, at such time as the Company institutes a policy or practice for delivery of notice or Award by e-mail, any written Award or notice referred to herein may be given in accordance with such policy and practice.

(n)              Limitation on Liability. The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other Person as to (a) the non-issuance or sale of shares of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations promulgated thereunder.